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                                                                EXHIBIT 99

                          WENDY'S INTERNATIONAL, INC.
                          ---------------------------
             TIM HORTONS           WENDY'S               BAJA FRESH
               [logo]              [logo]                  [logo]


CORPORATE NEWS                                  One Dave Thomas Boulevard
                                                P.O. Box 256
                                                Dublin, Ohio 43017

WENDY'S INTERNATIONAL, INC. REPORTS STRONG SALES GROWTH IN SEPTEMBER

WENDY'S U.S. COMPANY SAME-STORE SALES UP 3.5%, FRANCHISEES UP 3.5%

COMPANY CONTINUED TO REPURCHASE COMMON SHARES AND REITERATES 2003 EPS GOAL

     DUBLIN, Ohio (October 2, 2003) - Wendy's International, Inc. (NYSE: WEN) today announced September same-store sales, an update on its share repurchase activity, the completion of its purchase of 68 Wendy's franchise restaurants in Florida, and the sale of 15 Wendy's restaurants to the family of Founder Dave Thomas.
     For the period ended on September 28, 2003, same-store sales grew 3.5% at Wendy's(R) U.S. company restaurants and 3.5% at Wendy's U.S. franchise restaurants. Tim Hortons(R) same-store sales increased 6.5% in Canada and 6.9% in the U.S.
     The net impact on sales from Hurricane Isabel was immaterial.

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                              2003          2002           2003
SAME-STORE SALES              SEPTEMBER     SEPTEMBER      AUGUST: FINAL
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
Wendy's U.S.-Company          3.5%          5.4%            0.4%
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Wendy's U.S.-Franchise        3.5%          7.9%            2.2%
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Tim Hortons Canada            6.5%          5.1%            3.9%
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Tim Hortons U.S.              6.9%          6.4%            5.6%
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

     "We are encouraged with the improving trends and positive sales at Wendy's and Tim Hortons," said Chairman and Chief Executive Officer Jack Schuessler. "Traffic improved again in September and consumers are responding to our focus on operations, quality products and balanced marketing.
     "Our Wendy's business was strong in September and we are optimistic about the national rollout of our Homestyle Chicken Strips. National advertising began this week for our high quality chicken strips, which is the newest addition to our everyday menu.
     "Tim Hortons successfully featured several products during September, including a Maple Pecan danish and iced cappuccino. We will be promoting a new bacon, lettuce and tomato sandwich in October," Schuessler added.

WENDY'S COMPLETES THE PURCHASE OF 68 RESTAURANTS IN FLORIDA
     The Company completed the purchase of 68 franchise-owned and operated Wendy's restaurants, and several others under construction, in Orlando and Tampa. The transaction was initially announced on August 5 and closed in the fourth quarter. It is expected to be neutral to earnings in 2003 and accretive in 2004.

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THOMAS FAMILY PURCHASES 15 RESTAURANTS IN THE COLUMBUS MARKET
     The Company sold 15 Wendy's restaurants in the Columbus, Ohio, market to the family of Founder Dave Thomas. The transaction closed in the fourth quarter. The sale price was not disclosed.
     "We welcome Dave's children as business partners and look forward to working with Kenny, Pam, Wendy, Lori and Molly," said Schuessler. "Dave founded Wendy's in Columbus and this will enable the Thomas family to continue to be part of Dave's legacy in our hometown."

COMPANY CONTINUED TO REPURCHASE COMMON SHARES
     The Company continued to repurchase shares of its common stock. Repurchases during the third quarter, which ended on September 28, totaled 284,000 common shares for $8.4 million. The year-to-date repurchase totals are 1.88 million common shares for $50 million.
     The Company currently has $172.9 million authorized by its Board of Directors for share repurchase, and has bought back a total of $878 million since 1998.

MANAGEMENT CONFIRMS 2003 EPS GOAL
     The Company reiterated its earnings per share goal of $1.97 to $2.03 for 2003, which is a 4% to 7% increase over the previous year. The Company is maintaining its long-term annual EPS growth goal of 12% to 15%, and is evaluating the impact of a tax rate change (announced during the second quarter) and other factors.
     The net effect of the Thomas transaction and other Wendy's facilities actions is expected to generate earnings of $0.01 per share for the Company during the fourth quarter of 2003.

COMPANY PLANS 3RD QUARTER DISCLOSURE
     The Company plans to publish its 2003 third quarter financial results on Thursday, October 23. The Company plans to hold a conference call and web cast that same day for investors at 4:00 p.m. Eastern time. Investors and the public may participate in the conference call in either one of the following ways:

o Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance. Please note that instant replay will be available following the conference call. The instant replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The conference ID number is 3134850. The instant replay will be available through midnight Eastern on October 27.

o A simultaneous web cast will be available at www.wendys-invest.com; the call will also be archived at that site.

WENDY'S INTERNATIONAL, INC. OVERVIEW
     Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with more than 9,000 total restaurants and quality brands - Wendy's Old Fashioned Hamburgers(R), Tim Hortons and Baja Fresh Mexican Grill(R). The Company invested in two additional quality brands during 2002 - Cafe Express(TM) and Pasta Pomodoro(R). More information about the Company is available at www.wendys-invest.com.
     Wendy's Old Fashioned Hamburgers(R) was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with 6,341 restaurants in the United States, Canada and international markets. More information about Wendy's is available at www.wendys.com.


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     Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,273 Tim Hortons restaurants in Canada and 166 in the U.S. More information about Tim Hortons is available at www.timhortons.com.
     Baja Fresh Mexican Grill was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 254 restaurants in the United States. More information about Baja Fresh(R) is available at www.bajafresh.com.

Cafe Express is a trademark of Cafe Express LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:
John Barker (614-764-3044 or john_barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)





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WENDY'S INTERNATIONAL, INC.
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy's International, Inc. (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy's, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation



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of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the ability of the joint venture to acquire real estate and construct and equip a manufacturing plant on acceptable terms, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company's ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.


Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.


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